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                                                                    EXHIBIT 10.9

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                    [LOGO OF SUNRISE TELECOM INCORPORATED]

                       2001 Executive Officers Bonus Plan


Executive Officers will participate in the 2001 Executive Officers Bonus Plan (the "Executive Officers Bonus Plan") as stated below, subject to approval by the Compensation Committee of the Board of Directors of the Company.

Executive Officers
------------------
Paul K. Chang - CEO & President
Paul A. Marshall - COO & VP Marketing
Robert C. Pfeiffer - CTO & VP Engineering
Peter L. Eidelman - CFO & Treasurer


                            2001 Executive Officers
                              Bonus Plan Formula


1. The Executive Officers Bonus will be based on a percentage of their base compensation for the period enrolled in the plan.

2. The formula will be based on both the year's profit percentage, and sales growth percentage.

3. The bonus formula will include an upside to motivate the Executive Officers to achieve exceptional Company financial performance. It will also include a downside resulting in no annual bonus awarded.

4. The bonus can range from 0 to a maximum of 50% times the base salary for the period enrolled. The Company maintains the right to reduce the calculated amount of the formula to be sure that the employee profit sharing plan for the entire Company employees is not reduced while benefiting the Executive Officers.

5. The 2001 goal is to obtain employee profit sharing between 15% to 25% while maintaining sales growth in excess of [*] and a net income percentage to equal or exceed [*] of sales. The Executive Officers Bonus will only exceed 25% when employee profit sharing reaches 25%. Executive Officers Bonus payments will be accrued in excess of 25% in the event of exceptional performance exceeding the stated sales growth and net income percentage stated above.

  * Confidential material redacted and filed separately with the Commission.
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6.   In the event of a material corporate reorganization, the formula will need to be reevaluated.


7. Yearly net income, yearly sales, previous year sales are as reported on the Company's audited financial statements.


Bonus =   [*]

definitions:
p = year profit % = yearly net income / yearly sales sg = sales growth percentage = (current year sales - previous year sales) /
     previous year sales

  * Confidential material redacted and filed separately with the Commission.